EXHIBIT 99.1

  PC Connection, Inc. Reports Second Quarter Results; Second Quarter
     Highlights: 50% Growth in Earnings Per Share; 50 Basis Point
         Improvement in Gross Margin; 30% Net Sales Growth in
                   Large Corporate Account Segment


    MERRIMACK, N.H.--(BUSINESS WIRE)--July 22, 2004--PC Connection, Inc. (NASDAQ:PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended June 30, 2004. Net sales for the three months ended June 30, 2004 increased by $13.7 million, or 4.3%, to $335.3 million from $321.6 million for the quarter ended June 30, 2003. Net income for the quarter ended June 30, 2004, on a generally accepted accounting principles (GAAP) basis, was $2.3 million, or $.09 per share, compared to $1.4 million, or $.06 per share, for the quarter ended June 30, 2003.
    The three-month periods ended June 30, 2004 and 2003 included charges related to workforce reductions and other special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the quarter ended June 30, 2004 would have been $2.7 million, or $.11 per share, compared to $1.6 million, or $.07 per share, for the quarter ended June 30, 2003. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.
    Net sales for the six months ended June 30, 2004 increased by $57.9 million, or 9.6%, to $663.0 million from $605.1 million for the corresponding period a year ago. Net income for the six months ended June 30, 2004, on a GAAP basis, was $3.4 million, or $.14 per share, compared to $3.0 million, or $.12 per share, for the corresponding period a year ago. The six-month periods ended June 30, 2004 and 2003 included charges related to workforce reductions and other special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the six months ended June 30, 2004 would have been $4.5 million, or $.18 per share, compared to $3.2 million, or $.13 per share, for the comparable period a year ago.
    Consolidated gross margins, as a percentage of net sales, improved in the second quarter of 2004 by 50 basis points over the second quarter a year ago. Gross profit margin as a percentage of net sales was 10.8% in the second quarter of 2004, compared to 10.4% in the first quarter of 2004, and 10.3% in the second quarter of 2003. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Patricia Gallup, Chairman and Chief Executive Officer, said, "I am encouraged by our second quarter results, which showed increasing sales, rising gross margins, and growth in earnings per share. Our first quarter initiatives to improve gross margins along with our increase in net sales produced the strong earnings per share growth in the second quarter. As the results show, we are working harder and smarter to both better serve our customers and run our business more efficiently."
    Net sales for the small- and medium-sized business (SMB) segment increased by 4.0% from the second quarter of 2003 to $194.1 million but decreased sequentially by 6.4% over the immediately preceding quarter. Sales to government and education customers (Public Sector segment) declined for the quarter by 15.6% over the second quarter of 2003 to $63.3 million, but increased sequentially by 17.6% from the immediately preceding quarter. Sales to the federal government declined sequentially by 24.0% and declined year-over-year by 65.0%. However, sales to state, local, and education customers grew sequentially this quarter by 32.9% and rose year-over-year by 20.2%. Gross margins for both the SMB and the Public Sector segments improved in the quarter by 1.0% and 1.2%, respectively, over the year ago quarter. Sales to large corporate account customers increased by 30.0% from the second quarter of 2003 to $77.9 million and increased sequentially by 17.5% over the immediately preceding quarter.
    Consolidated annualized sales productivity was equal to the second quarter of 2003 at $2.4 million per sales representative. The total number of sales representatives increased to 570 at June 30, 2004 from 558 at March 31, 2004 and 546 at June 30, 2003.
    Total selling, general, and administrative expenses (SG&A) as a percentage of sales were 9.4% in the second quarter of 2004, compared to 9.3% in the corresponding period a year ago. The Company expects that its SG&A as a percentage of net sales may vary by quarter depending on changes in sales volume, as well as the levels of continuing investments in key growth initiatives.
    Notebook computer systems and PDAs continued to be the Company's largest product category, accounting for 20.1% of net sales in the second quarter of 2004 compared to 20.6% of net sales for the corresponding period a year ago. Desktop and server computer systems accounted for 13.8% of net sales in the second quarter of 2004, compared to 14.1% for the corresponding 2003 period. The average selling prices of computer systems decreased 3.7% in the second quarter of 2004 compared to the corresponding period a year ago, and decreased 3.3% compared to the first quarter of 2004.
    Ms. Gallup concluded, "With the continuation of our gross margin initiatives, and with the traditionally strong quarters for our business still ahead of us, we are optimistic that the Company will continue to experience improved results for the second half of 2004. It is anticipated our new General Services Administration ("GSA") schedule will be forthcoming; this will help us to expand our sales to the federal government. Overall, we believe PC Connection remains in a strong position to gain market share and enhance long-term shareholder value."
    PC Connection, Inc., a Fortune 1000 company, operates three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation (1-800-800-5555) is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com. GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com. MoreDirect, Inc. (www.moredirect.com) provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.
    A live webcast of PC Connection management's discussion of the second quarter will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The webcast will begin today at 10:00 a.m. Eastern Time.
    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2004. More specifically, the statements in this release concerning the Company's outlook for the remainder of 2004 and the statements concerning the Company's gross margin percentage and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to put in place a new GSA schedule, the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.
-0-
*T
----------------------------------------------------------------------
CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------
At or for the Three Months
   Ended June 30,          2004              2003
----------------------------------------------------------------------
(Dollars and shares in
thousands, except
operating data, price/              % of              % of      %
earnings ratio and per            Net Sales         Net Sales  Change
share data)
----------------------------------------------------------------------
Operating Data:
 Net sales growth          4.3%              10.4%
 Diluted earnings per
  share change            50.0              500.0
 Gross profit margin      10.8               10.3
 Operating margin          1.2                0.8
 Return on equity (1)      5.7                3.7

 Catalogs distributed    7,205,000         7,910,000           (8.9)%
 Orders entered(2)         308,700           335,900           (8.1)
 Average order size(2)      $1,318            $1,110           18.7

 Inventory turns(1)             16                20
 Days sales outstanding         41                45
 Active customers          437,000           483,000           (9.5)

Product Mix:
 Notebooks & PDAs          $67,413  20.1     $66,269  20.6%     1.7%
 Desktop/Servers            46,228  13.8      45,364  14.1      1.9
 Storage Devices            26,710   8.0      28,582   8.9     (6.6)
 Software                   39,435  11.8      30,370   9.5     29.9
 Net/Com Products           23,680   7.0      26,129   8.1     (9.4)
 Printers & Printer
   Supplies                 39,737  11.8      39,341  12.2      1.0
 Video, Imaging & Sound     42,157  12.6      38,242  11.9     10.2
 Memory & System
  Enhancements              17,593   5.2      18,248   5.7     (3.6)
 Accessories/Other          32,382   9.7      29,023   9.0     11.6
                         ---------------------------------------------
                          $335,335 100.0%   $321,568 100.0%     4.3
                         =============================================

Net Sales of Enterprise Server and Networking Products
(included in the above Product Mix):
                           $83,696  25.0%    $84,493  26.3%    (.9)%
                         =============================================

Stock Performance
  Indicators:
Actual shares outstanding   25,045            24,731
Total book value
  per share                  $6.43             $6.21
Tangible book value
  per share                  $4.51             $4.70
Closing price                $6.53             $6.89
Market capitalization     $163,544          $170,397
Trailing price/earnings
  ratio(3)                      25                21

(1)  Annualized
(2)  Does not reflect cancellations or returns
(3)  Earnings is based on the last four quarters

----------------------------------------------------------------------
SELECTED SEGMENT INFORMATION
----------------------------------------------------------------------
 For the Three Months
   Ended June 30,                            2004              2003
----------------------------------------------------------------------
                                    Net      Gross    Net     Gross
(Dollars in thousands)             Sales   Margin(%) Sales   Margin(%)
----------------------------------------------------------------------

PC Connection Sales Corporation
   (SMB)                          $194,058   11.7%  $186,576   10.7%
GovConnection (Public Sector)       63,335    9.1     75,023    7.9
MoreDirect (Large Accounts)         77,942    9.8     59,969   11.7
                                  ------------------------------------
        Total                     $335,335   10.8%  $321,568   10.3%
                                  ====================================

----------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Three Months Ended
   June 30,                                  2004              2003
----------------------------------------------------------------------
(Amounts in thousands,             Amount   % of Net Amount   % of Net
except per share data)                       Sales              Sales

Net sales                          $335,335 100.00%  $321,568 100.00%
Cost of sales                       299,173  89.22    288,611  89.75
                                  ------------------------------------
       Gross Profit                  36,162  10.78     32,957  10.25

Selling, general and
    administrative expenses          31,483   9.39     30,018   9.34
Restructuring costs and other
    special charges                     753    .22        397    .12
                                  ------------------------------------
       Income From Operations         3,926   1.17      2,542    .79

Interest expense                      (341)   (.10)     (276)   (.08)
Other, net                              54     .02        54     .02
Income tax provision                (1,383)   (.41)     (917)   (.29)
                                  ------------------------------------
       Net Income                   $2,256     .67%   $1,403     .44%
                                  ====================================
Weighted average common shares
  outstanding:
   Basic                            25,008            24,665
                                  =========         =========
   Diluted                          25,225            25,013
                                  =========         =========

Earnings per common share:
Basic                              $   .09           $   .06
                                  =========         =========
Diluted                            $   .09           $   .06
                                  =========         =========

----------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Six Months Ended June 30,                    2004      2003
----------------------------------------------------------------------
(Amounts in thousands,
except per share data)             Amount   % of Net Amount   % of Net
                                             Sales             Sales
----------------------------------------------------------------------
Net sales                          $662,970 100.00%  $605,095 100.00%
Cost of sales                       592,883  89.43    539,663  89.19
                                  ------------------------------------
       Gross Profit                  70,087  10.57     65,432  10.81

Selling, general and
  administrative expenses            62,173   9.38     59,657   9.85
Restructuring costs and
  other special charges               1,783    .27        397    .07
                                  ------------------------------------
       Income From Operations         6,131    .92      5,378    .89

 Interest expense                     (725)   (.11)     (579)   (.10)
 Other, net                            101     .02        98     .02
 Income tax provision               (2,093)   (.32)   (1,919)   (.32)
                                  ------------------------------------
       Net Income                  $ 3,414     .51%  $ 2,978     .49%
                                  ====================================

Weighted average common shares
  outstanding:
   Basic                            25,003            24,658
                                  =========         =========
   Diluted                          25,295            24,960
                                  =========         =========

Earnings per common share:
Basic                               $  .14            $  .12
                                  =========         =========
Diluted                             $  .14            $  .12
                                  =========         =========

----------------------------------------------------------------------
A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
----------------------------------------------------------------------
This information is being provided so as to allow for a comparison of our operating results without workforce reduction and other special charges.
----------------------------------------------------------------------
                         Three Months Ended          Six Months Ended
                            June 30,                     June 30,
----------------------------------------------------------------------
(Amounts in thousands)     2004     2003              2004     2003
----------------------------------------------------------------------
GAAP net income           $ 2,256  $ 1,403           $ 3,414  $ 2,978

Restructuring costs and
 other special charges
 (after tax):
   Workforce reduction         16      240               356      241
   GSA review and other       451       -                749       -
                         ---------------------------------------------
                              467      240             1,105      241
                         ---------------------------------------------
Pro forma net income      $ 2,723  $ 1,643           $ 4,519  $ 3,219
                         =============================================

----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS                 June 30,      December 31,
----------------------------------------------------------------------
(Amounts in thousands)                       2004              2003
----------------------------------------------------------------------

ASSETS

Current Assets:
 Cash and cash equivalents                  $ 1,456           $ 2,977
 Restricted cash(1)                              -              5,000
 Accounts receivable, net                   119,820           144,337
 Inventories - merchandise                   80,372            80,140
 Deferred income taxes                        1,972             1,732
 Income taxes receivable                        868             2,190
 Prepaid expenses and
    other current assets                      4,066             3,649
                                           ---------         ---------
        Total current assets                208,554           240,025
Property and equipment, net                  18,034            20,396
Goodwill, net                                44,766            45,264
Other intangibles, net                        3,217             3,393
Other assets                                    206               208
                                           ---------         ---------
          Total assets                     $274,777          $309,286
                                           =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Current maturities of capital              $   352           $   334
    lease obligation to affiliate
 Note payable - bank                             -              5,614
 Accounts payable                            88,962           112,538
 Accrued expenses and other liabilities      15,901            13,063
 Acquisition earn-out obligation                -              11,593
                                           ---------         ---------
     Total current liabilities              105,215           143,142
 Capital lease obligation to affiliate,
     less current maturities                  5,907             6,088
 Deferred income taxes                        2,704             2,867
                                           ---------         ---------
         Total liabilities                  113,826           152,097
                                           ---------         ---------
 Stockholders' Equity:
 Common stock                                   254               253
 Additional paid-in capital                  76,775            76,428
 Retained earnings                           86,208            82,794
 Treasury stock at cost                      (2,286)           (2,286)
                                           ---------         ---------
     Total stockholders' equity             160,951           157,189
                                           ---------         ---------
     Total liabilities and
       stockholders' equity                $274,777          $309,286
                                           =========         =========

(1) Cash escrow established for the MoreDirect, Inc. acquisition


----------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Six Months Ended June 30, 2004 (Amounts in thousands)
----------------------------------------------------------------------
                          Additional
            Common Stock   Paid In   Retained  Treasury Shares
           Shares  Amount  Capital   Earnings  Shares Amount     Total
----------------------------------------------------------------------

Balance-
December
 31, 2003  25,342  $253   $76,428   $82,794   (362) $(2,286)  $157,189

Exercise
 of stock
 options,
 including
 income tax
 benefits     28      1       142        -      -       -          143

Issuance of
 stock under
 employee
 stock
 purchase
 plan         37      -       205        -      -       -          205


Net income     -      -        -       3,414    -       -        3,414
            ----------------------------------------------------------
Balance -
 June 30,
 2004       25,407   $254   $76,775   $86,208 (362) $(2,286)  $160,951
          ============================================================

----------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
Six Months Ended June 30, (Amounts in thousands)    2004       2003
----------------------------------------------------------------------

Cash Flows from Operating Activities:

Net income                                         $3,414     $2,978
Adjustments to reconcile net income to net
  cash provided by
   operating activities:
 Depreciation and amortization                      3,539      4,408
 Deferred income taxes                               (403)      (829)
 Provision for doubtful accounts                    2,076      1,294
 Loss on disposal of fixed assets                       1         -

Changes in assets and liabilities:
 Accounts receivable                               22,441     12,010
 Inventories                                         (232)    (9,696)
 Prepaid expenses and other current assets            905     (2,869)
 Other non-current assets                               2        146
 Accounts payable                                 (23,576)     4,844
 Income tax benefits from exercise of
   stock options                                       85        110
 Accrued expenses and other liabilities             2,838      1,166
                                                  ---------  ---------
 Net cash provided by operating activities         11,090     13,562
                                                  ---------  ---------

Cash Flows from Investing Activities:

 Purchases of property and equipment               (1,002)    (1,325)
 Payment of acquisition earn-out obligation       (11,095)   (10,800)
 Cash escrow distributed for acquisition            5,000      5,000
                                                  ---------  ---------
 Net cash used for investing activities            (7,097)    (7,125)

Cash Flows from Financing Activities:

 Proceeds from short-term borrowings               174,121     76,465
 Repayment of short-term borrowings               (179,735)   (76,465)
 Repayment of capital lease obligation to
   affiliate                                          (163)       (92)
 Exercise of stock options                              58         42
 Issuance of stock under employee stock
   purchase plan                                       205        212
                                                  ---------  ---------
 Net cash provided by (used for)
   financing activities                             (5,514)       162
                                                  ---------  ---------

 Increase (decrease) in cash and cash equivalents   (1,521)     6,599
 Cash and cash equivalents, beginning of period      2,977      1,797
                                                  ---------  ---------
 Cash and cash equivalents, end of period          $ 1,456    $ 8,396
                                                  =========  =========

*T


    CONTACT: PC Connection, Inc.
             Mark A. Gavin, 603-683-2451